Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Fax: (212) 735-2000

July 18, 2007

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Registration Statement on Form S-3
Chase Bank USA, National Association
Registration No. 333-131327

Dear Ladies and Gentlemen:

We hereby submit for filing, via direct electronic transmission, pursuant to Rule 433(d) under the Securities Act of 1933, as amended, the Issuer Free Writing Prospectus, marked in the upper right hand corner of the cover page to indicate the rule under which the filing is made, and the file number of the Registration Statement to which it relates, for the public offering of the CHASEseries Class A(2007-12) Notes, to be issued by the Chase Issuance Trust. The Registration Statement for such securities was declared effective as of January 27, 2006.

Please contact me at (212) 735-2853 with any comments or questions you may have regarding the enclosed documents.

Sincerely yours,

/s/ Andrew M. Faulkner

Andrew M. Faulkner

Enclosure